Third Quarter 2019 Earnings November 4, 2019 Earnings Call Presentation – 3Q 2019

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 3Q 2019 2

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital management Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE2 over time ¹ Book value per share 2 Return on equity Earnings Call Presentation – 3Q 2019 3

Third Quarter 2019 Highlights Specialty P&C growth and profitability continues to drive strong results Continued double-digit return on equity and book value per share (BVPS) accretion • Net Income of $129 million and adjusted consolidated net operating income of $130 million • 23% increase in BVPS and 13% increase in BVPS ex. net unrealized gains on fixed maturities1 Shareholder • 37% growth in TBVPS and 21% increase in TBVPS ex. net unrealized gains on fixed maturities1 Value Creation • 12.1% ROAE2, up 240 bps; 13.1% ROAE2, ex. net unrealized gains on fixed maturities1, up 250 bps • Earnings per share increased 36% from $1.40 to $1.91, on a diluted basis • Adjusted consolidated net operating EPS1 increased 21% from $1.59 to $1.93 Strong Specialty P&C performance with return to a more normal L&H result; continued focus on improving Preferred P&C 3rd Quarter • Specialty P&C Insurance underlying combined ratio1 remained strong at 91.8%, as reported or Operating 90.7%, as adjusted 1, earned premiums increased by $72 million, or 10%, benefitting from accelerating diversified geographic growth Performance • Life & Health results returned to a more normalized level; continues to provide stable cash flow and diversification benefits Strong capital position providing significant financial flexibility • Exceptional balance sheet strength Financial • Debt-to-capital ratio of 16.7% with approximately $830 million of available committed contingent Strength liquidity • Contributed $55 million to the pension, bringing the liability within a fully funded range ¹ Non-GAAP financial measure; please see reconciliation in appendix 2 Return on average shareholders’ equity (5-point average) Earnings Call Presentation – 3Q 2019 4

Third Quarter Highlights Strategy continuing to yield strong results As Adjusted As Reported for Acquisition (1) Quarter Ended Quarter Ended Change Change Sept 30, from 3Q’18 Sept 30, from 3Q’18 (Dollars in millions, except per share amounts) 2019 (%) 2019 (%) Net Income $129 39.9% $136 3.0% Adjusted Consolidated Net Operating Income (1) $130 24.4% $137 (5.1%) Per Share Net Income - Diluted $1.91 36.4% $2.01 0.0% Adj. Consolidated Net Operating Income - Diluted (1) $1.93 21.4% $2.03 (7.8%) 24% increase in adjusted consolidated net operating income 1 Non-GAAP financial measure; see reconciliation in appendix Earnings Call Presentation – 3Q 2019 5

Third Quarter Highlights 22% increase in Adjusted Consolidated Operating Income Excluding Discrete Items(1,2) As Adjusted for Acquisition (1,2) Quarter Ended Sept 30, Sept 30, Growth (Dollars in millions, except per share amounts) 2019 2018 (%) Adjusted Consolidated Net Operating Income (1) $ 137 $ 144 (5%) Discrete Items: Sale of Wildfire Subrogation Rights (12) - Refinement of CEI Estimate (12) - Sale of Classic Collectors Auto Business (3) - Partial Satisfaction of Judgement - (28) Tax Reform - (26) Adj. Consolidated Net Operating Income Excluding Discrete Items $ 110 $ 90 22% Operational focus to drive long-term shareholder value 1 Non-GAAP financial measure; see reconciliation in appendix Earnings Call Presentation – 3Q 2019 2 Excludes adjustments in 2018 and 2019 6

Operating Performance

Continued to produce strong operating income

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported					
	Sep. 30, 2019	**Jun. 30, 2019**	**Mar. 31, 2019**	**Dec. 31, 2018**	**Sep. 30, 2018**	**Variance QoQ**
Income from Continuing Operations	**$ 1.91**	**$ 1.84**	**$ 2.35**	**$ 0.08**	**$ 1.40**	**0.51**
(Income) Loss from Change in FV of Equity & Convertible Securities	(0.11)	(0.30)	(0.77)	0.92	(0.13)	0.02
Investment Related (Gains)/Losses	(0.02)	(0.25)	(0.19)	(0.20)	(0.04)	0.02
Net Impairment Losses	0.02	0.08	0.04	0.02	0.02	-
Acquisition Related Transaction, Integration & Other Costs	0.06	0.01	0.07	0.09	0.34	(0.28)
Loss from Early Extinguishment of Debt	0.07	-	-	-	-	0.07
Adj. Consolidated Net Operating Income[1]	**1.93**	**1.38**	**1.50**	**0.91**	**1.59**	**0.34**
Sources of Volatility:						
Income (Loss) After-Tax From:						
Catastrophes	(0.17)	(0.34)	(0.21)	(0.30)	(0.24)	0.07
Prior-year Reserve Development	0.24	0.16	0.22	0.05	0.04	0.20
Alternative Investment Income	0.08	0.09	(0.01)	0.08	0.16	(0.08)
Tax Reform	-	-	-	-	0.40	(0.40)
Partial Satisfaction of Judgment	-	0.24	-	-	0.43	(0.43)
Sale of Classic Collectors Auto Business	0.04	-	-	-	-	0.04
Refinement of CEI Estimate	0.18	-	-	-	-	0.18
Impact of Purchase Accounting	(0.10)	(0.06)	0.03	(0.31)	(0.61)	0.51
Total from Sources of Volatility	$ 0.27	$ 0.09	$ 0.03	$ (0.48)	$ 0.18	$ 0.09

21% increase in adjusted consolidated net operating income per diluted share[1]

[1] *Non-GAAP financial measure; see reconciliation in appendix*

KEMPER

Earnings Call Presentation – 3Q 2019 | 7

Specialty Property & Casualty Insurance Segment[1]

Strong, profitable Specialty P&C growth demonstrates value of operating model

Key Highlights

- 6.7% growth in policies in-force, or 6.9% excluding Classic Collectors, compared to 3Q'18;
  - Growth one point higher than 2Q'19
  - 75% of total growth outside of California
- YTD As Adjusted Underlying Combined ratio of 92%
- Remain focused on building long-term shareholder value by delivering value to customers, strengthening core capabilities, and generating disciplined profitable growth

Key Metrics ($ in millions)	3Q'19	Change to 3Q'18
Earned Premiums	$783	10.2%
U/L Loss & LAE Ratio	74.0%	(20 bps)
U/L Expense Ratio	16.8%	(130 bps)
Policies In-Force (000)	1,803	6.7%
Policies In-Force ex. Classic Collectors (000)	1,764	6.9%

Underlying Combined Ratio[2]



(%)
92.0
90.8
92.1
93.3
90.7
3Q18
4Q18
1Q19
2Q19
3Q19

Strength of franchise creating value for policyholders and shareholders

[1] *As adjusted[2], including legacy Infinity in all prior periods*
[2] *Non-GAAP financial measure; see reconciliation in appendix; excludes impact of purchase accounting*

KEMPER
Earnings Call Presentation – 3Q 2019 | 8

Preferred Property & Casualty Insurance Segment Efforts to restore Preferred P&C franchise to target profitability are ongoing Key Highlights • Underlying combined ratio increased 40 basis points to 94.9% - Auto underlying loss ratio remains elevated as focus to reposition business continues - Home & Other underlying loss ratio improved due to a lower level of non-catastrophe large losses • Sale of subrogation rights associated with 2017 and 2018 California wildfires benefitted net operating income (no impact to underlying) Key Metrics Change ($ in millions) 3Q’19 to 3Q’18 Underlying Combined Ratio¹ 104.6 Home & Other 99.7 100.4 100.2 (%) 97.7 Earned Premiums $71 (1.8%) 89.5 89.6 85.7 79.0 83.0 Policies In-Force (000) 220 (5.2%) Auto Earned Premiums $120 7.4% 3Q18 4Q18 1Q19 2Q19 3Q19 Policies In-Force (000) 252 0.4% Auto Home & Other Business repositioning continues ¹ Non-GAAP financial measure; please see reconciliation in appendix Earnings Call Presentation – 3Q 2019 9

Life & Health Insurance Segment Life & Health Segment demonstrated continued modest premium growth Key Highlights • Earned premiums grew 2.0% driven by continued focus on enhancements to distribution capabilities and process improvements • Benefits and incurred loss returned to a more typical level • Insurance expenses reflect increased life growth and investments to enhance the capabilities of the business Revenues1 Key Metrics Change ($ in millions) 3Q’19 to 3Q’18 $209 $209 $212 $215 $211 (MM) L&H $51 $52 $52 $53 $50 Net Operating Income $33 23.2% Life $158 $157 $160 $162 $161 Face Value of In-Force $19,757 0.8% Policies In-Force (000) 3,480 (2.6%) 3Q18 4Q18 1Q19 2Q19 Q319 Earned Premiums Net Investment Income Provides diversified cash flow generation ¹ Excludes other income Earnings Call Presentation – 3Q 2019 10

High Quality & Diversified Portfolio with Consistent Returns Stable Net Investment Income Overview • Core portfolio investment income in line $92 $91 $83 $96 $92 with the previous year, which did not (MM) include the impact of investment in $7 $8 $7 $13 Corporate owned life insurance (COLI) • COLI income, recognized in the other $79 $85 $84 $88 $85 income line, increased to $3 million from $1 million in 3Q’18, reflecting increased investment allocation 3Q18 4Q18 1Q19 2Q19 3Q19 Core Portfolio Alternative Investment Portfolio Diversified & Highly-Rated Portfolio Pre-Tax Equiv. Annualized Book Yield Portfolio Composition Fixed Maturity Ratings Other ≤ CCC Short-term B / BB 1 Alternatives¹ 5% Corporates 5% 5.2% Equity¹ 5% 4.6% 4.2% 4.7% 4.4% 2% 6% 5% 30% U.S. 9% 53% BBB 3Q18 4Q18 1Q19 2Q19 3Q19 Gov’t 63% 17% • Lower yield primarily due to mix shift from A or Higher States/ addition of Infinity portfolio Munis $9.0 Billion $6.9 Billion ¹ Equity Securities excludes $220 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments and excludes $253 million Bond ETF that has been reclassified into Corporates Earnings Call Presentation – 3Q 2019 11

Strong Capital Position with Ample Liquidity Balance sheet strengthened through execution of pension risk mitigation action Strong Parent Company Liquidity Risk-Based Capital Ratios Life & Health P&C¹ $829 (%) (MM) $741 $684 $582 $641 $400 $385 $660 $385 $540 430 375 415 410 410 370 $341 $299 330 335 290 285 $197 $101 $169 2015 2016 2017 2018 3Q19 Borrowings available under credit agreement & from subs 2015 2016 2017 2018 2019E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 27.4% 27.6% 21.9% 23.0% (MM) 16.7% Debt $540 $367 $215 $241 $241 $134 2015 2016 2017 2018 3Q19 2014 2015 2016 2017 2018 9M19 Total Capitalization $2.7B $2.7B $2.7B $3.0B $4.7B Balance sheet well positioned to meet operating capital and liquidity needs Earnings Call Presentation – 3Q 2019 12

Appendix Earnings Call Presentation – 3Q 2019 13

A Leading Specialized Insurer Taking advantage of a diversified portfolio of niche businesses…. Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911 >$12B ~6.4M ~30,000 >8,400 Assets Policies Agents/Brokers Employees Specialty P&C insurance providing Preferred personal lines insurance Life and health insurance personal and commercial providing preferred automobile, providing life, supplemental automobile insurance products homeowners and other personal benefits, and other property insurance products insurance products ….to create value for all our stakeholders Earnings Call Presentation – 3Q 2019 14

Surpassing Infinity Acquisition Financial Targets

Earnings accretion, ROE accretion, and book value earnback targets met

Premium Outperformance[1,2]

>$220mm of written premium above combined company expectations through 3Q 2019



>$200
>$220
Earned Premium
Written Premium

Yield Enhancement[2]

Net inv. income benefit from repositioning Infinity's portfolio is 70% higher than expected



$5 - 10
+70%
$17
2Q20 Target
Realized

Cost Savings[2]

Realized ~80% of revised target to date; ~180bps of expense ratio improvement



$55
$70 - 75
~$55
Initial Target
Revised Target
Realized

Key Financial Targets Achieved Over a Year Ahead of Schedule

Metric	Announced Target	Current Status	Achieved Target
Operating Earnings Accretion	Year 1: accretive (ex. VOBA[3]) Year 2: 10%+ accretive	• High-teens operating earnings accretion • Achieving ROE and ROATCE[4] targets	✓
Tangible Book Value Earnback	2yr earnback (static method)	• Tangible book value accretion achieved three quarters after close	✓
Debt / Total Cap.	~22% by 2Q 2019	• 3Q 2019 debt / total capitalization ratio of 16.7%	✓

Achieved or ahead of schedule on all financial targets

KEMPER

[1] Based on PIF growth in excess of combined company expectations (S-4)
[2] $ in millions; [3] Value of business acquired; [4] Return on average tangible common equity

Earnings Call Presentation – 3Q 2019 | 15

Capital Deployment Priorities Dedicated to being good stewards of capital 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance the business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends Management and capital deployment priorities focused on maximizing shareholder value Earnings Call Presentation – 3Q 2019 16

2019 Reinsurance Program Aggregate stop-loss program intended to reduce volatility from high-frequency, low-severity events Catastrophe Reinsurance Program (Multi-Year) Aggregate Catastrophe Program • Same coverage as 2018 program • Coverage – $50 million in excess of $60 million – $500k deductible per storm – Perils: All perils, excluding named storms (e.g., hurricanes) and earthquakes – Covered Line: Preferred homeowners (excludes dwelling fire) 2019 Aggregate Catastrophe Reinsurance Program • Policy placed at 1/1/19 similar to prior two years – Added $25 million excess of $250 million layer for 1-year term • Total coverage: 95% of $225 million excess of $50 million Earnings Call Presentation – 3Q 2019 17

Non-GAAP Financial Measures Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. For the Periods Ended Sep. 30, 2019 Sep. 30, 2018 Book Value Per Share $ 58.43 $ 47.33 Less: Net Unrealized Gains on Fixed Maturities Per Share (6.92) (1.67) Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities $ 51.51 $ 45.66 Less: Goodwill 16.71 16.86 Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill $ 34.80 $ 28.81 Earnings Call Presentation – 3Q 2019 18

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 3Q 2019 19

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, net impairment losses recognized in earnings related to investments, and acquisition related transaction, integration and other costs included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	3Q19	2Q19	1Q19	4Q18	3Q18
Income from Continuing Operations - Diluted	$ 1.91	$ 1.84	$ 2.35	$ 0.08	$ 1.40
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	(0.11)	(0.30)	(0.77)	0.92	(0.13)
Net Realized Gains on Sales of Investments	(0.02)	(0.25)	(0.19)	(0.20)	(0.04)
Net Impairment Losses Recognized in Earnings	0.02	0.08	0.04	0.02	0.02
Acquisition Related Transaction, Integration and Other Costs	0.06	0.01	0.07	0.09	0.34
Loss from Early Extinguishment of Debt	0.07	-	-	-	-
Adj. Consolidated Net Operating Income - Diluted	$ 1.93	$ 1.38	$ 1.50	$ 0.91	$ 1.59

KEMPER
Earnings Call Presentation – 3Q 2019 | 20

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 3Q 2019 21

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	3Q19	2Q19	1Q19	4Q18	3Q18
Specialty P&C Insurance					
Combined Ratio as Reported	91.6%	93.5%	89.3%	94.6%	99.1%
Current Year Catastrophe Loss and LAE Ratio	(0.3%)	(0.6%)	(0.1%)	(0.1%)	(0.2%)
Prior Years Non-Catastrophe Losses and LAE	0.5%	1.1%	2.5%	0.0%	0.2%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	91.8%	94.0%	91.7%	94.5%	99.1%
Preferred P&C Insurance					
Combined Ratio as Reported	92.4%	103.1%	102.7%	103.9%	103.3%
Current Year Catastrophe Loss and LAE Ratio	(6.2%)	(12.0%)	(8.9%)	(11.3%)	(9.9%)
Prior Years Non-Catastrophe Losses and LAE	0.6%	2.3%	2.7%	1.6%	1.0%
Prior Years Catastrophe Losses and LAE Ratio	8.1%	0.5%	(0.5%)	0.4%	0.1%
Underlying Combined Ratio	94.9%	93.9%	96.0%	94.6%	94.5%
Preferred Auto					
Combined Ratio as Reported	101.5%	98.7%	100.8%	103.0%	97.5%
Current Year Catastrophe Loss and LAE Ratio	(1.8%)	(1.4%)	(2.2%)	(0.3%)	(2.1%)
Prior Years Non-Catastrophe Losses and LAE	0.4%	3.1%	1.0%	1.9%	2.3%
Prior Years Catastrophe Losses and LAE Ratio	0.1%	0.0%	0.1%	0.0%	0.0%
Underlying Combined Ratio	100.2%	100.4%	99.7%	104.6%	97.7%
Preferred Home & Other					
Combined Ratio as Reported	77.1%	110.5%	105.7%	105.3%	112.2%
Current Year Catastrophe Loss and LAE Ratio	(13.7%)	(29.6%)	(20.1%)	(28.5%)	(22.0%)
Prior Years Non-Catastrophe Losses and LAE	0.8%	0.8%	5.6%	1.1%	(1.0%)
Prior Years Catastrophe Losses and LAE Ratio	21.5%	1.3%	(1.6%)	1.1%	0.3%
Underlying Combined Ratio	85.7%	83.0%	89.6%	79.0%	89.5%

KEMPER

Earnings Call Presentation – 3Q 2019 | 22

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For the three months ended September 30, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended September 30, 2018, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Earnings Call Presentation – 3Q 2019 23

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Three Months Ended 30-Sep-19 30-Sep-18 Net Income Kemper - GAAP As Reported $ 129.0 $ 92.2 Less: Impact of Purchase Accounting (6.6) (39.5) As Adjusted 1 $ 135.6 $ 131.7 As Adjusted 1 - Per Diluted Share $ 2.01 $ 2.01 Adjusted Consolidated Net Operating Income (Loss)1 Kemper $ 130.0 $ 104.5 Less: Impact of Purchase Accounting (6.6) (39.5) As Adjusted 1 $ 136.6 $ 144.0 As Adjusted 1 - Per Diluted Share $ 2.03 $ 2.20 ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 3Q 2019 24

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

	Three Months Ended				
	30-Sep-19	**30-Jun-19**	**31-Mar-19**	**31-Dec-18**	**30-Sep-18**
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 783.4	$ 766.0	$ 729.3	$ 717.8	$ 711.2
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 579.4	$ 579.2	$ 544.3	$ 530.3	$ 527.6
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE	0.8	1.2	1.5	1.9	2.5
As Adjusted [1]	$ 578.6	$ 578.0	$ 542.8	$ 528.4	$ 525.1
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 139.2	$ 140.9	$ 124.8	$ 148.0	$ 176.8
Less: Impact of Purchase Accounting	7.3	4.4	(3.9)	24.5	47.8
As Adjusted [1]	$ 131.9	$ 136.5	$ 128.7	$ 123.5	$ 129.0
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	73.9%	75.5%	74.4%	73.6%	73.8%
As Adjusted [1] Expense Ratio	16.8%	17.8%	17.6%	17.2%	18.1%
As Adjusted [1] Underlying Combined Ratio	90.7%	93.3%	92.1%	90.8%	92.0%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018.

KEMPER
Earnings Call Presentation – 3Q 2019 | 25

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Specialty Personal Automobile Insurance Three Months Ended 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 Earned Premiums Kemper Specialty Auto - GAAP As Reported $ 719.2 $ 703.7 $ 669.6 $ 660.5 $ 655.3 Current Year Non-CAT Losses and LAE Kemper Specialty Auto - GAAP As Reported $ 538.2 $ 537.0 $ 498.8 $ 492.0 $ 485.6 Less: Impact of Purchase Accounting Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE 0.6 0.9 1.3 1.5 2.0 As Adjusted 1 $ 537.6 $ 536.1 $ 497.5 $ 490.5 $ 483.6 Insurance Expenses Kemper Specialty Auto - GAAP As Reported $ 128.4 $ 128.9 $ 114.7 $ 132.5 $ 160.8 Less: Impact of Purchase Accounting 6.4 3.9 (2.5) 21.8 45.1 As Adjusted 1 $ 122.0 $ 125.0 $ 117.2 $ 110.7 $ 115.7 As Adjusted 1 Underlying Combined Ratio As Adjusted 1 Underlying Loss & LAE Ratio 74.7% 76.2% 74.3% 74.3% 73.8% As Adjusted 1 Expense Ratio 17.0% 17.8% 17.5% 16.8% 17.7% As Adjusted 1 Underlying Combined Ratio 91.7% 93.9% 91.8% 91.0% 91.5% ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 3Q 2019 26